EXHIBIT 99.1
ADVANSOURCE BIOMATERIALS ANNOUNCES THIRD QUARTER RESULTS FOR FISCAL 2010

Wilmington, MA. February 17, 2010…AdvanSource Biomaterials Corporation (NYSE Amex: ASB), a leading developer of advanced polymer materials for a broad range of medical devices, today announced financial results for its fiscal 2010 third quarter ended December 31, 2009.

Total revenues for the three months ended December 31, 2009 were $668,000 as compared with $688,000 for the comparable prior year period, a decrease of $20,000, or 2.9%.  Total revenues for the nine months ended December 31, 2009 were $1,636,000 as compared with $2,551,000 for the comparable prior year period, a decrease of $915,000, or 35.9%.

Product sales of our biomaterials for the three months ended December 31, 2009 were $455,000 as compared with $131,000 for the comparable prior year period, an increase of $324,000, or 247.3%.  Product sales of our biomaterials for the nine months ended December 31, 2009 were $1,010,000 as compared with $853,000 for the comparable prior year period, an increase of $157,000, or 18.4%.  The increase in product sales for the three and nine month periods ended December 31, 2009 was primarily due to an increase in the demand for biomaterials from our existing customer base and the addition of new customers.

License, royalty and development fees for the three months ended December 31, 2009 were $213,000 as compared with $557,000 for the comparable prior year period, a decrease of $344,000 or 61.8%.  License, royalty and development fees for the nine months ended December 31, 2009 were $626,000 as compared with $1,698,000 for the comparable prior year period, a decrease of $1,072,000 or 63.1%.  The decrease in license, royalty and development fees during the three and nine month periods ended December 31, 2009 is primarily a result of an amendment to an agreement with a major customer from whom we derive a majority of our license, royalty and development fee revenue.  The amendment to this agreement resulted in the reduction of royalty fees paid to us per unit of sale of our customer’s product.

Gross profit on total revenues for the three months ended December 31, 2009 was $291,000, or 43.6% of total revenues, compared with $344,000, or 50.0% of total revenues, for the comparable prior year period.  Gross profit on total revenues for the nine months ended December 31, 2009 was $629,000, or 38.5% of total revenues, compared with $1,480,000, or 58.0% of total revenues, for the comparable prior year period.  The decrease in gross profit dollars and gross profit as a percentage of total revenues is primarily due to the decrease of license, royalty and development fees.

Gross profit on product sales for the three months ended December 31, 2009 was $78,000, or 17.1% of product sales, compared with a loss of ($213,000), or (162.6%) of product sales, for the comparable prior year period.  Gross profit on product sales for the nine months ended December 31, 2009 was $3,000, or less than 1.0% of product sales, compared with a loss of $218,000, or 25.6% of product sales, for the comparable prior year period.  The improvement in gross profit dollars on product sales and gross profit as a percentage of product revenues is attributable to improved efficiencies in the production process and the increased absorption of fixed overhead costs by the increased product sales.

Research and development expenses for the three months ended December 31, 2009 were $158,000 as compared with $153,000 for the comparable prior year period, an increase of $5,000 or 3.3%.  Research and development expenses for the nine months ended December 31, 2009 were $499,000 as compared with $567,000 for the comparable prior year period, a decrease of $68,000 or 12.0%.  During the three and nine month periods ended December 31, 2009, we increased our research and development expenditures in the development of new biomaterials and related applications while expenditures related to the CardioPass clinical trials decreased.

Selling, general and administrative expenses for the three months ended December 31, 2009 were $676,000 as compared with $712,000 for the comparable prior year period, a decrease of $36,000 or 5.1%.  Selling, general and administrative expenses for the nine months ended December 31, 2009 were $2,072,000 as compared with $2,358,000 for the comparable prior year period, a decrease of $286,000 or 12.1%.  The decrease is primarily attributable to our cost containment measures which included reductions in outside consultants and insurance costs; offset in part by an increase in non-cash stock-based compensation expenses.

As of December 31, 2009, we had cash and cash equivalents of $3,413,000 as compared to $3,873,000 as of March 31, 2009.

Michael F. Adams, President and CEO of AdvanSource, stated, “We continue to be pleased with our progress in growing product sales, both year over year and sequential quarterly product sales growth.  We attribute the growth in product sales to our continuing efforts to market our custom polymer synthesis capabilities and the acquisition of customers that recognize the benefits of using our biomaterials as an integral component of their medical devices.  We are also pleased with the marked improvement in our gross margins on product sales.  This is a testament to our attention to maximizing our production efficiencies.  Although the general economic environment continues to be difficult and uncertain, we are optimistic that the general trend of growing product sales and improving margins should continue for the foreseeable future.”

About AdvanSource Biomaterials Corporation

AdvanSource Biomaterials Corporation manufactures advanced polymer materials which provide critical characteristics in the design and development of medical devices.  The Company’s biomaterials are used in devices that are designed for treating a broad range of anatomical sites and disease states.  AdvanSource’s business model leverages its proprietary materials science technology and manufacturing expertise in order to expand its product sales and royalty and license fee income.  More information about AdvanSource is available at its website: www.advbiomaterials.com.

Forward-Looking Statements

AdvanSource believes that this press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause results to differ materially from the forward-looking statements.  For further information on such risks and uncertainties, you are encouraged to review AdvanSource’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended March 31, 2009, as amended, and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, September 30, 2009 and December 31, 2009.  AdvanSource assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

For further information contact:

AdvanSource Biomaterials Corporation
David Volpe, Acting CFO
(978) 657-0075, ext. 103
dvolpe@advbiomaterials.com

[FINANCIAL TABLES FOLLOW]

AdvanSource Biomaterials Corporation
Condensed Consolidated Balance Sheets
(Unaudited - in thousands, except share and per share amounts)

	December 31, 2009	March 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$3,413	$3,873
Accounts receivable-trade, net of allowance of $5 as of December 31, 2009 and March 31, 2009	156	37
Accounts receivable-other	109	997
Inventories, net	456	390
Note receivable	141	-
Prepaid expenses and other current assets	105	108
Total current assets	4,380	5,405
Property, plant and equipment, net	3,112	3,295
Other assets	-	6
Total assets	$7,492	$8,706

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$101	$124
Accrued expenses	283	470
Deferred revenue	74	136
Current liabilities of discontinued operations	-	149
Total current liabilities	458	879

Commitments and contingencies

Stockholders' equity:
Preferred stock; $.001 par value; 5,000,000 shares authorized; 500,000 shares issued and none outstanding as of December 31, 2009 and March 31, 2009	-	-
Common stock; $.001 par value; 50,000,000 shares authorized; 21,244,763 and 21,205,399 shares issued and 21,168,071 and 21,128,707 shares outstanding as of December 31, 2009 and March 31, 2009, respectively	21	21
Additional paid-in capital	37,758	38,744
Accumulated deficit	(30,715)	(30,908)
	7,064	7,857
Less: treasury stock, 76,692 shares at cost as of December 31, 2009 and March 31, 2009	(30)	(30)
Total stockholders' equity	7,034	7,827
Total liabilities and stockholders' equity	$7,492	$8,706

AdvanSource Biomaterials Corporation
Condensed Consolidated Statements of Operations
(Unaudited - in thousands, except per share amounts)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2009	2008	2009	2008
Revenues:
Product sales	$455	$131	$1,010	$853
License, royalty and development fees	213	557	626	1,698
	668	688	1,636	2,551
Cost of sales	377	344	1,007	1,071
Gross profit	291	344	629	1,480
Operating expenses:
Research, development and regulatory	158	153	499	567
Selling, general and administrative	676	712	2,072	2,358
Impairment of goodwill	-	487	-	487
	834	1,352	2,571	3,412
Loss from operations	(543)	(1,008)	(1,942)	(1,932)
Other income (expense):
Interest income	1	8	5	47
Other expense	-	-	(35)	-
Other income (expense)	1	8	(30)	47
Net loss from continuing operations	(542)	(1,000)	(1,972)	(1,885)
Income from discontinued operations - sale of subsidiaries, net of income tax of $0	-	-	942	-
Net income (loss)	$(542)	$(1,000)	$(1,030)	$(1,885)
Net income (loss) per common share, basic and diluted:
Net loss per share, continuing operations	$(0.03)	$(0.05)	$(0.09)	$(0.09)
Net income per share, discontinued operations	-	-	0.04	-
Net income (loss) per common share, basic and diluted	$(0.03)	$(0.05)	$(0.05)	$(0.09)
Shares used in computing net loss per common share, basic and diluted	21,168	21,126	21,144	21,092